CASINO LEASE

                                By and Between

                          VENETIAN CASINO RESORT, LLC

                                      and

                             LAS VEGAS SANDS, INC.


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                              TABLE OF CONTENTS

                                                                      PAGE NO.

SECTION 1   BASIC LEASE PROVISIONS...........................................1

SECTION 2   DEFINITIONS......................................................3
      2.1   Definitions......................................................3
      2.2   Interpretation...................................................8

SECTION 3   DEMISED PREMISES.................................................8
      3.1 Premises...........................................................8
      3.2 Landlord Reservation...............................................9
      3.3 Tenant Control.....................................................9

SECTION 4   TERM; COMMENCEMENT DATE..........................................9
      4.1 Commencement.......................................................9
      4.2 Term...............................................................9
      4.3 Extension..........................................................9

SECTION 5   RENT............................................................10
      5.1 Minimum Rent......................................................10
      5.2 Place of Payment..................................................10
      5.3 Default and Late Charge...........................................10

SECTION 6   GAMING..........................................................11
      6.1  Regulation.......................................................11
      6.2  Taxation.........................................................11

SECTION 7   POSSESSION AND SURRENDER OF LEASED PROPERTY.....................12
      7.1  Acceptance.......................................................12
      7.2 Surrender and Fixtures............................................12
      7.3 Holding Over......................................................13

SECTION 8   COMMON AREA COST................................................13

SECTION 9   USE OF LEASED PROPERTY/CONDUCT OF BUSINESS......................13
      9.1 First Class Resort................................................13
      9.2 Permitted Use.....................................................14
      9.3 Tenant's Employees................................................14
      9.4 Compliance With Law...............................................15
      9.5  Furnishings and Fixtures.........................................15
      9.6  Hours of Operation...............................................15
      9.7 Tenant Maintenance................................................15
      9.8...................................................................15
      9.9  Tenant Conduct...................................................16

SECTION 10  IMPROVEMENTS AND ALTERATIONS....................................16
      10.1 Landlord's Work..................................................16
      10.2 Tenant's Work Commencement.......................................16
      10.3 Required Completion..............................................16

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      10.4 Failure to Open..................................................17
      10.5 Acceptance of Work...............................................17
      10.6 Other Alterations................................................18
      10.7 Liens............................................................19

SECTION 11  LANDLORD'S REPAIRS..............................................19

SECTION 12  PARKING AND COMMON AREAS ACCESS.................................20
      12.1 Parking..........................................................20

SECTION 13  INTELLECTUAL PROPERTY & ADVERTISEMENTS..........................21

SECTION 14  TAXES...........................................................21
      14.1 Personal Property................................................21
      14.2 Real Property....................................................21
      14.3 Other Taxes......................................................21
      14.4 Casino Entertainment Tax.........................................22

SECTION 15  UTILITIES/LEASED PROPERTY MAINTENANCE SERVICES..................22
      15.1  Utilities.......................................................22
      15.2  Landlord Services...............................................23

SECTION 16  INSURANCE.......................................................23
      16.1 Tenant's Insurance...............................................23
      16.2 Tenant's Property Insurance......................................24
      16.3 Business Interruption............................................24
      16.4 Worker's Compensation............................................24
      16.5 Policy Requirements..............................................25
      16.6 Hazardous Activities.............................................25
      16.7 Waiver of Subrogation............................................26
      16.8 Coverage.........................................................26

SECTION 17  LIENS...........................................................27

SECTION 18  INDEMNIFICATION.................................................27
      18.1 Tenant Indemnification...........................................27
      18.2 Hazardous Material...............................................28
      18.3 Limitations on Liability.........................................28

SECTION 19  SUBORDINATION...................................................29
      19.1 Subordination of Tenant's Interests..............................29
      19.2 Priority.........................................................29
      19.3 Attornment.......................................................29

SECTION 20  ASSIGNMENT AND SUBLETTING.......................................30
      20.1 Prohibition......................................................30
      20.2 No Release of Tenant.............................................30
      20.3 Assumption of Lease..............................................31
      20.4 No Merger........................................................31

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SECTION 21  INSOLVENCY AND DEATH............................................32
      21.1 No Transfer......................................................32
      21.2 Bankruptcy.......................................................32

SECTION 22  CONDEMNATION....................................................33
      22.1 Award............................................................33
      22.2 Taking...........................................................33
      22.3 Deed-in-Lieu.....................................................34

SECTION 23  DESTRUCTION OF PREMISES.........................................34
      23.1 Termination by Landlord..........................................34
      23.2 Damage by Tenant.................................................35
      23.3 Damage to Resort.................................................35
      23.4 Repair Obligations...............................................35
      23.5 Insurance Proceeds...............................................35

SECTION 24  RECORDS AND BOOKS OF ACCOUNT....................................36

SECTION 25  RIGHT OF ACCESS.................................................36
      25.1 Right of Access..................................................36
      25.2 Inconvenience to Tenant..........................................37

SECTION 26  EXPENDITURES BY LANDLORD........................................37

SECTION 27  ESTOPPEL CERTIFICATES...........................................37

SECTION 28  DELIVERY OF DOCUMENTS...........................................38

SECTION 29  REPRESENTATIONS AND WARRANTIES..................................38

SECTION 30  DEFAULT.........................................................39
      30.1 Events of Default................................................39
      30.2 Remedies.........................................................40
      30.3 Removal of Tenant................................................42
      30.4 Attorney's Fees..................................................43
      30.5 Waiver...........................................................43

SECTION 31  QUIET POSSESSION................................................44

SECTION 32  SALE BY LANDLORD................................................45
      32.1 Landlord's Transfer..............................................45
      32.2 Attornment.......................................................45
      32.3 Release of Landlord..............................................45

SECTION 33  DEFAULT BY LANDLORD.............................................45

SECTION 34  FORCE MAJEURE...................................................46

SECTION 35  NO PARTNERSHIP..................................................46

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SECTION 36  SERVICE OF NOTICES..............................................47
      36.1 Method...........................................................47
      36.2 Addresses........................................................47
      36.3 Change of Address................................................47

SECTION 37  REMEDIES CUMULATIVE.............................................48

SECTION 38  SUCCESSORS AND ASSIGNS..........................................48

SECTION 39  PARTIAL INVALIDITY..............................................48

SECTION 40  TIME OF THE ESSENCE.............................................48

SECTION 41  ENTIRE AGREEMENT................................................48

SECTION 42  BROKERS.........................................................49

SECTION 43  NO MEMORANDUM...................................................49

SECTION 44  MISCELLANEOUS...................................................49
      44.1 Captions.........................................................49
      44.2 Interpretation...................................................49
      44.3 Governing Law....................................................49
      44.4 Covenant.........................................................49
      44.5 Joint Liability..................................................50
      44.6 Submission.......................................................50
      44.7 Notice of Liens..................................................50
      44.8 Drafting.........................................................50
      44.9 Effectiveness....................................................50
      44.10 Consents........................................................50
      44.11 Other Tenants...................................................50

SECTION 45  DISPUTE RESOLUTION..............................................51

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                                 EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION

Exhibit A                           Designation of Leased Property/Site Plan

Exhibit B                           Description of Resort, Legal and Site Plan

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                                     LEASE

      This Lease (the "Lease") is made and entered into as of November 14, 1997, by and between VENETIAN CASINO RESORT, LLC (hereinafter referred to as "Landlord"), and LAS VEGAS SANDS, INC. (hereinafter referred to as "Tenant").

      For good and valuable consideration which the Parties hereby acknowledge, the Parties agree as follows:

                                  SECTION 1

                            BASIC LEASE PROVISIONS

      1.1   Date of Lease:  As of November 14, 1997.
      1.2   Landlord: Venetian Casino Resort, LLC.
      1.3   Notice Address of LandloVenetian Casino Resort, LLC

                         3355 Las Vegas Boulevard South

                                    Room 1C
                                    Las Vegas, Nevada 89109
                                    Attn:  General Counsel

      1.4   Tenant: Las Vegas Sands, Inc.
      1.5   Notice Address of TenantGrand Canal Shops

                                    Mall Construction, LLC

                         3355 Las Vegas Boulevard South

                                    Room 1G
                                    Las Vegas, Nevada 89109
                                    Attn:  General Counsel

      1.6 Leased Property: Premises indicated by cross-hatching on the site plan attached hereto as Exhibit A, and casino area and ancillary areas of the Resort as more particularly described in Section 2.1 below.

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      1.7   Term: Initial Term: Fifteen (15) Lease Years.
            Renewal Term: Four (4) options of Five (5) Lease Years each.

      1.8 Landlord's Right to Terminate: In the event Landlord obtains a gaming license from the Nevada Gaming Commission and the Clark County Liquor and Gaming License Board allowing it to operate gaming activities within the Resort, then Landlord may terminate this Lease by giving thirty (30) days prior notice to Tenant.

      1.9 Option to Purchase Gaming Assets: In the event Landlord exercises its termination rights pursuant to 1.8 above, the Landlord shall have the right to purchase from Tenant all of its gaming assets consisting of all rights, properties and businesses which directly or indirectly comprise, are used in, or relate to Tenants casino business (collectively the "Gaming Assets"), including without limitation, the furniture, fixtures, gaming devices, and all warranties applicable thereto, equipment, inventory, appliances, tools, trade name, goodwill, telephone number, credit files, computer records, financial statements, gaming tax returns, customer lists, all related accounting files, all computer hardware, software, all cash, including cash in the cages and slot machines, bank rolls, cash equivalents, deposits, refund claims, deferred charges, and all other personal property, tangible or intangible, owned by Tenant and used directly or indirectly in ownership, operation and maintenance of the Business at any mutually agreed upon price by Landlord and Tenant.

      1.10 Utilities: Landlord shall be responsible for payment for all utilities and shall pay all utility connection charges.

      1.11 Common Area Cost Charges: Tenant shall not be charged any Common Area Cost Charges.

      1.12 Exhibits: The following Exhibits are attached hereto and incorporated herein by reference:

      Exhibit A, Designation of Leased Property/Site Plan;
      Exhibit B, Description of Resort, Legal and Site Plan;

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      In the event of a conflict between the provisions of this Section 1 and the specific provisions as set forth in the body of the Lease, the specific provisions as set forth in the body of the Lease shall prevail.

                                  SECTION 2
                                 DEFINITIONS

      2.1 Definitions. The following terms shall have the following meanings for purposes of this Lease:

            "Affiliates" shall mean, in relation to any Person, any other Person controlled, directly or indirectly, by such Person, any other Person that controls, directly or indirectly, such Person or any Person directly or indirectly under common control with such Person.

            "Business" shall mean the operation of a casino pursuant to the Nevada Gaming Control Act, NRS ss. 463.010 et seq. as amended ("Gaming Laws") including without limitation, all accounting and cashier operations, all surveillance operations and any and all services necessary to comply with Gaming Laws.

            "Business Day" shall mean a day on which commercial banks are generally open for business in Las Vegas, Nevada.

            "Certified", "Certification" or "Certificate" shall mean that the relevant document or material which is the subject of certification is attested to by an officer or official of the Person charged with certification in a signed written statement that such document is true, accurate and complete.

            "Common Areas" shall mean all square footage, both indoors and outdoors, in the Resort related to retail and restaurant operations which is not the subject of any lease to a particular tenant nor a vacant space intended to be leased by Landlord, and shall include, without limitation, an allocable portion of all parking grounds and facilities, an allocable portion of all delivery and loading dock areas.

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            "Common Area Cost" shall mean the total cost and expense incurred in managing, operating, equipping, lighting, repairing (including, without limitation, Landlord's Repairs), replacing and maintaining the Common Areas.

      "Commencement Date" shall mean the date as established by Landlord pursuant to Section 4.

      "Default Interest Rate" shall mean the "prime rate of interest" announced from time to time by Bank of America N.T. & S.A. plus six percent (6%) per annum.

            "Deposit" shall mean   None   Dollars ($ None ).

            "Encumbrance" shall mean any security interest, lien, pledge, charge, hypothecation or any other encumbrance of whatever nature.

            "Environmental Laws" shall be all those laws, statutes, regulations, ordinances and rules as set forth in or referred to in the definition of Hazardous Substances herein.

            "Event of Default" shall mean those events as described in Section 32 as well as those other items designated as Events of Default throughout this Lease.

            "Fixtures" shall mean tangible items affixed to the Leased Property in such a manner that the removal of same from the Leased Property would cause, leave or in any manner achieve a material injury to the Leased Property, and without limiting the foregoing, lighting fixtures, bulbs and tubes and all partitions, whether removable or not, shall be deemed to be included within this definition of Fixtures and part of the Leased Property.

            "Gaming Authorities" shall mean the Nevada Gaming Commission, and any other agency or subdivision of the State of Nevada, or any other government agency regulating gaming.

            "Hazardous Substance" shall mean those substances, chemicals and mixtures as may be defined as "hazardous substances," "hazardous materials", "toxic substances," "imminently hazardous chemical substance or mixture," "pesticide," "heavy metal," "hazardous air pollutant," "toxic pollutant," "toxic waste," "pollutant," "regulated substance," "asbestos,"

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"asbestos containing material," "solid waste" "hazardous waste," "medical waste," or "radioactive waste" in the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., as now or hereafter amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq. as now or hereafter amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 5901 et seq., as now or hereafter amended, the Federal Hazardous Substances Act, 15 U.S.C. Sec. 1261 et seq., as now or hereafter amended, the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., as now or hereafter amended, the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., as now or hereafter amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., as now or hereafter amended, the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Sec. 11001 et seq. as now or hereafter amended, the Occupational Safety and Health Act of 1970, 29 U.S.C. Sec. 651 et seq., as now or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., as now or hereafter amended, the statutes of the State of Nevada found currently at ch. 444, 445, 459, 477, 590, 618 or in the Uniform Fire Code, 1991 edition and the rules, orders and regulations now in effect or promulgated and effective hereafter pursuant to each respective law listed above as well as such other substances, materials and wastes which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations.

            "Knowledge" shall mean with respect to any Person, the actual knowledge of such Person's directors, officers, executives, and other employees or agents granted decision-making authority for such Person sufficient to bind contractually such Person to third Persons.

      "Landlord" shall have the meaning as set forth in the first paragraph hereof.

      "Landlord Parties" shall mean Landlord, Landlord's Affiliates, directors, officers, mployees, agents, representatives, successors and assigns.

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            "Landlord's Repairs" shall mean all those repairs necessary to keep in good order, condition and repair all portions of the Leased Property except for reasonable wear and tear and except for any damage thereto caused by any act or negligence of Tenant, Tenant Parties or Tenant's customers or invitees.

            "Landlord's Work" shall mean all such work required in, to and about the Resort in order for the Leased Property to be in condition for Tenant to commence installation of Tenant's leasehold improvements, trade fixtures, equipment, gaming equipment and personal property.

            "Laws" shall mean the Environmental Laws, OSHA as it applies generally to the workplace, as well as all federal, state and local laws, rules, regulations, and ordinances regarding equal employment opportunity, sexual harassment, business licensing, food and liquor services, restaurant services and all other laws relating primarily to the Business.

            "Lease" shall have the meaning as set forth in the first paragraph hereof.

            "Lease Term" shall mean the period beginning on the Commencement Date and ending on the Termination Date.

            "Leased Property" shall mean the casino and gaming areas of the Resort, including, without limitation, the areas of the Resort containing and immediately adjacent the slot machines, video machines, all gaming devices, table games, poker room, keno area, baccarat areas, and any other areas which are subject to direct supervision by the Gaming Authorities, together with all surveillance areas, counting rooms, cashier cages and other areas ancillary to casino gaming, all of which will be more particularly designated upon completion of the Resort and which will be attached at such time as Exhibit A hereto.

             "Lease Year" shall mean each calendar year during the Lease Term, together with the partial year which begins on the Commencement Date and ends on the succeeding December 31 and the partial year, if any, which ends on the Termination Date.

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            "Losses" shall mean all claims, injuries, charges, damages, costs, fees (including, without limitation, reasonable attorneys', accountants', investigators', experts' and other professional fees), liabilities, fines, penalties, assessments, expenses and other losses.

            "Parties" shall mean Tenant and Landlord.

            "Person" shall mean any natural person, corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, organization or any other entity of whatsoever nature.

            "Real Estate Impositions" shall mean:

            (a) Any real estate taxes, fees, assessments or other charges assessed against the Leased Property and the Common Areas or any improvements thereon as allocated by Landlord.

            (b) All personal property taxes on personal property used in connection with the Common Areas and related structures other than taxes payable by Tenant under Section 16.1 hereof and taxes of the same kind as those described in said Section 16.1 payable by other tenants in the Resort pursuant to corresponding provisions of their leases.

            (c) Any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the Term upon all leasehold improvements in the Leased Property.

            (d) Any and all environmental levies or charges now in force affecting the Common Areas and the Leased Property, or any portion thereof, or which may hereafter become effective, including, but not limited to, parking taxes, levies, or charges, employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority.

            (e) Any other taxes levied or assessed in addition to or in lieu of such real or personal property taxes.

            "Resort" shall mean that hotel, casino, retail, restaurant and parking complex as further described in Exhibit B.

            "Tenant" shall have the meaning as set forth in the first paragraph hereof.

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            "Tenant Parties" shall mean Tenant, Tenant's concessionaires licensees, sublessees or assignees, (whether or not authorized pursuant to the provisions of this Lease), Affiliates, directors, officers, employees, agents, representatives and any other Person permitted by Tenant to conduct business or other activities from, on or about the Leased Property.

            "Term" shall mean the period of time beginning on the date first written above and ending on the Termination Date.

            "Termination Date" shall mean the date fifteen (15) years after the Commencement Date, or such earlier date this Lease terminates due to the occurrence of an Event of Default or other termination effected by the Landlord pursuant to the terms of this Lease, unless extended pursuant to extension rights, if any, set forth in Section 4.

            "Trade Fixtures" are those items present in or on the Leased Property which were installed or placed by Tenant Parties and which are readily movable from the Leased Property without material injury to the Leased Property.

      2.2 Interpretation. Other terms defined parenthetically herein shall have the meanings ascribed to those terms by the text immediately preceding such terms. References to a "Section" are references to the numbered provisions of this Lease. References to an "Exhibit" are references to exhibits which are attached hereto and are incorporated by reference into the provisions of this Lease.

                                  SECTION 3

                               DEMISED PREMISES

      3.1 Premises. Landlord, in reliance upon and in consideration of the representations, warranties, covenants and conditions herein contained on the part of Tenant, hereby lets and demises unto Tenant, and the Tenant hereby rents, hires and takes of and from Landlord for the Lease Term and upon the provisions, covenants and conditions herein set forth, the Leased

                                      8

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Property. The Lease confers no rights or interests upon Tenant with respect to the Resort or any improvements therein or thereon except to the extent specifically provided for in this Lease.

      3.2 Landlord Reservation. Landlord reserves to itself the use of the roof, exterior walls (other than storefronts) and the area above and below the Leased Property together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements now or in the future leading through the Leased Property and which serve other parts of the Resort. Landlord shall have the sole and exclusive right to designate and from time to time redesignate the name, the service marks used in association with, the trademarks used by Landlord at, other indicia of source of services or goods relating to, the address of or other designation of the Resort, without notice or liability to Tenant.

      3.3 Tenant Control. Notwithstanding anything to the contrary contained herein, Tenant shall have all control and supervision of the Leased Property to the extent necessary to satisfy all requirements of the Gaming Authorities in order to keep Tenant's license from the Gaming Authorities in full force and effect. Without limiting the foregoing, Landlord shall not have any right of access to areas that are required to be under the direct supervision of Tenant, as licensee, by the Gaming Authorities.

                                  SECTION 4

                           TERM; COMMENCEMENT DATE

      4.1 Commencement. The Commencement Date shall be concurrent with the opening of the Resort. Landlord and Tenant shall coordinate the opening of the Business with the opening of the Resort.

      4.2 Term. At such time as the Commencement Date (and therefore the Termination Date), has been determined, Landlord shall insert the Commencement Date and the Termination Date on Exhibit C and deliver a copy thereof to Tenant.

      4.3 Extension. Provided Tenant is in compliance with all terms and obligations of this Lease and no Event of Default is continuing, Tenant shall have the right to extend the term of

                                      9

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his Lease for four (4) additional, consecutive five (5) year periods, the first of which shall commence as of the day after the last day of the primary term. Tenant shall notify Landlord of its intention to exercise such option in writing no later than one hundred eighty (180) days prior to the end of the preceding Lease Term. The terms, conditions and obligations of Landlord and Tenant herein contained shall apply to the extended term, except as said terms relate to the amount of rent to be paid. In no event shall the entire Lease Term with option terms exceed thirty-five (35) years.

                                  SECTION 5
                                     RENT

      5.1 Minimum Rent. Tenant shall pay Landlord over the Lease Term annual minimum rent equal to Forty Million Dollars ($40,000,000) increased by two percent (2%) per year effective commencing January 1, 1999. Such minimum rent shall be in equal monthly installments on the first Business Day of each month during the Lease Term with the initial payment on the Commencement Date; provided that if the Lease Term includes a fractional month, then for that fractional month Tenant shall pay as monthly minimum rent an amount equal to a fraction, the numerator of which is the number of days in said month and the denominator of which is the actual days in such month.

      5.2 Place of Payment. All rents and other monies required to be paid by Tenant herein shall be paid to Landlord without deduction or offset, prior notice or demand, in lawful money of the United States of America, at the Venetian Casino Resort, LLC, 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, Nevada 89109, Attn: General Counsel, or at such other place as Landlord may, from time to time, designate in writing.

      5.3 Default and Late Charge. (a) If Tenant shall fail to pay, when the same is due and payable, any rent, or any additional rent, or any other amount or charges to be paid by Tenant herein, such unpaid amount shall bear interest from the due date thereof to the date of payment at

                                      10

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the Default Interest Rate, and such payment of such interest shall be in addition to all other remedies provided by law, in equity or pursuant to the other provisions of this Lease.

            (b) In the event Tenant is more than five (5) days late in paying any rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent rent, and Tenant shall pay an equivalent late charge every ten (10) days thereafter until the delinquent rent, including all interest and assessed late charges, has been paid in full. The Parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The Parties further agree that the payment of late charges and the payment of interest provided for herein are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

                                  SECTION 6
                                    GAMING

      6.1 Regulation. Landlord acknowledges that Tenant is a licensee and is regulated by the Gaming Authorities. Landlord and tenant acknowledge and agree that the lease may be modified to satisfy requirements or modifications imposed by Gaming Authorities. Tenant shall be free to grant complimentary rooms, foods, beverages and services to customers of Tenant and Landlord and Tenant shall establish procedures accounting for such complementaries in a manner permitted by the Gaming Authorities.

      6.2 Taxation. Tenant, as the licensee of the Gaming Authorities, shall be entitled to receive and retain all revenues in any way related to gaming and other matters that are the subject of licensing by the Gaming Authorities. Tenant shall be responsible for paying all taxes,

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fees, collections, impositions or any other charges of any kind that are imposed, collected, verified or audited by the Gaming Authorities.

                                  SECTION 7

                 POSSESSION AND SURRENDER OF LEASED PROPERTY

      7.1 Acceptance. Tenant shall, by entering upon and occupying the Leased Property, be deemed to have accepted the Leased Property in its then existing condition and Landlord shall not be liable for any latent or patent defect therein. Landlord does not make any express warranties, has not made any implied warranties and Tenant hereby waives all implied warranties and constructive warranties, including, without limitation, any implied or constructive warranties of habitability, suitability for a particular usage or purpose or any warranty as to the nature and condition of the Leased Property.

      7.2 Surrender and Fixtures. On or before the last day of the Lease Term, if Tenant has fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, but not otherwise, Tenant shall, at its sole cost and expense, remove all personal property and Trade Fixtures (other than Fixtures) which Tenant has installed or placed on the Leased Property (all of which are hereinafter referred to as "Tenant's Property") from the Leased Property and repair all damage thereto resulting from such removal and if such damage causes a material injury to the Leased Property, then Tenant must both repair all such damage and convey to Landlord the property or fixture removed insofar that such property or fixture shall be deemed to be a Fixture and Landlord's property. Tenant shall thereupon surrender the Leased Property in the same condition as on the date when the Leased Property was ready for occupancy, reasonable wear and tear excepted. If Tenant has not fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall nevertheless remove Tenant's Property from the Leased Property in the manner aforesaid within fifteen (15) days after receipt of written direction to do so from Landlord. Tenant shall, at its sole cost and expense, remove floor coverings installed or placed on the Leased Property by or

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on behalf of Tenant within fifteen (15) days of written direction to do so from
Landlord, but not otherwise, and shall repair all damage to the Leased Property resulting from such removal. In the event Tenant shall fail to remove any of Tenant's Property as provided herein, Landlord may, at its option, retain all or any portion thereof as abandoned by Tenant, or Landlord may, but is not obligated to, at Tenant's expense, remove all of such property not so removed and repair all damage to the Leased Property resulting from such removal, and Landlord shall have no responsibility to Tenant for any Losses caused by or resulting from such removal or otherwise. If the Leased Property is not surrendered by the last day of the Lease Term, Tenant shall indemnify and hold Landlord Parties harmless from and against all Losses resulting from delay by Tenant in so surrendering the Leased Property including, without limitation, any claims made by any succeeding tenant founded on or arising out of such delay.

      7.3 Holding Over. Should Tenant hold possession of the Leased Property with the express prior written consent of Landlord after the Lease Term, such holding over shall create a tenancy from month to month only (and Tenant shall require Landlord's express prior written consent for each and every extension of the Lease Term for an additional month), upon the same terms and conditions as are herein set forth, except that the minimum rent shall be one hundred fifty percent (150%) of the adjusted minimum rent as determined in Section 5.

                                  SECTION 8

                               COMMON AREA COST

  Tenant shall not be obligated to pay to Landlord any Common Area Cost Charge.

                                  SECTION 9

                  USE OF LEASED PROPERTY/CONDUCT OF BUSINESS

      9.1 First Class Resort. Tenant acknowledges that the Resort is a first class hotel and casino and that the maintenance of Landlord's and the Resort's reputation and the goodwill of all of Landlord's guests and invitees is absolutely essential to Landlord and that any impairment thereof whatsoever will cause great damage to Landlord. Tenant therefore covenants that it shall operate the Leased Property in accordance with the highest standards of honesty, integrity, quality and courtesy so as to maintain and enhance the reputation and goodwill of Landlord and the Resort and at all times in keeping with and not inconsistent with or detrimental to the operation of an exclusive, first-class resort hotel facility. Tenant shall continuously monitor the performance of each of Tenant's employees at the Leased Property to insure that such standards are consistently maintained. Tenant therefore further agrees, as a material inducement to Landlord, that repeated failure to maintain such standards or repeated valid complaints from customers or guests shall be deemed an Event of Default and a failure by Tenant to perform conditions and covenants of this Lease which cannot afterwards be performed.

      9.2 Permitted Use. The Leased Property is leased to Tenant solely for conducting the Business. Tenant shall not operate a similar Business at any other Clark County, Nevada location, including any location within a hotel and/or casino property during the Lease Term.

      9.3 Tenant's Employees. Tenant shall be responsible for all salaries, employee benefits, social security taxes, federal and state unemployment insurance and any and all similar taxes relating to its employees and for worker's compensation coverage with respect thereto pursuant to applicable law. Tenant's employees shall not be entitled to participate in, or to receive, any of Landlord's employee benefit or welfare plans, nor shall they be deemed agents of Landlord for purposes of this Lease. Landlord shall have no control over Tenant's employment practices except as specifically provided herein; provided, however, Tenant has represented and hereby covenants its employment practices require pre-employment drug testing and includes rules regarding dress and conduct. Tenant shall be responsible for verifying its employees' work authorizations under federal law, including any necessary employment verification process under the Immigration Reform and Control Act of 1986, as amended, before such employees perform services at the Leased Property. Tenant shall on or before the Commencement Date and annually thereafter train all managers, assistant managers and employees working at the Leased Property in reasonable measures necessary to comply with the Laws. Tenant shall both (a) develop written policies consistent with and which further positively the spirit of all Laws, and (b) publish those policies to all employees with respect to at least the following: (i) Tenant actions to ensure equal employment opportunity,
(ii) the prohibition of any discrimination on the basis of sex, gender, religious orientation, national origin, sexual orientation or preference or on any other basis than bona fide occupational qualifications, (iii) the provision of a safe and clean workplace and (iv) the use of environmentally sensitive materials and methods.

      9.4 Compliance With Law. Tenant shall at all times during the Lease Term comply with all other federal, state and local governmental rules, regulations, ordinances, statutes, laws, and the orders and regulations of the Insurance Services Office and the National Board of Fire Underwriters or any other body now or hereafter exercising similar functions, now or hereafter in effect pertaining to the Resort, the Leased Property or Tenant's use thereof. Tenant shall provide immediately Landlord a copy of any correspondence regarding the Laws that is sent to or received from any federal, state or governmental regulatory agency responsible for compliance with the Laws.

      9.5 Furnishings and Fixtures. Tenant shall provide, install and at all times maintain in the Leased Property all suitable furniture, Fixtures, Trade Fixtures, equipment and other personal property necessary for the conduct of the Business.

      9.6 Hours of Operation. Tenant shall conduct the Business in the Leased Property twenty-four (24) hours per day each and every day of the year. Failure by Tenant to conduct the Business during such days, nights and hours indicated in the previous sentence shall be deemed an Event of Default.

      9.7 Tenant Maintenance. Except as provided for elsewhere herein, Tenant shall keep and maintain in first class order, condition and repair (including any such replacement and restoration as is required for that purpose) its equipment, trade fixtures and personal property.

      9.8 Casino Security. Landlord and Tenant shall establish and coordinate all casino security and surveillance systems compatible with all requirements of the Gaming Laws.

      9.9 Tenant Conduct. Tenant acknowledges that Landlord and Affiliates have a reputation for offering high-quality entertainment and/or services to the public, and that it and its Affiliates are subject to regulation and licensing, and desire to maintain their reputation and receive positive publicity. Tenant therefore agrees that throughout the Term of this Lease, it and its officers, directors, shareholders, employees and agents will not conduct themselves in a manner which is contrary to the best interests of Landlord, nor in any manner that adversely affects or is detrimental to Landlord or its Affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of Landlord. Landlord shall use its good faith business judgment in determining whether Tenant's conduct or that of its officers, directors or management adversely affects Landlord or its Affiliates, and, upon such determination, Landlord shall have the right to terminate this Lease upon notice to Tenant without liability to either party.

                                  SECTION 10

                         IMPROVEMENTS AND ALTERATIONS

      10.1 Landlord's Work. Landlord shall, at its sole cost and expense, complete the Landlord's Work. Landlord shall advise Tenant in writing of Landlord's estimate of completion of Landlord's Work at least ninety (90) days prior to such estimated date of completion.

      10.2 Tenant's Work Commencement. Tenant shall be permitted to commence installation of its fixtures, upon Landlord's notice to Tenant that the Leased Property is in appropriate condition for such commencement. Tenant shall commence such installation within fifteen (15) Business Days (the "Start Date") of receipt from Landlord of such notice of the availability of the Leased Property for such installation.

      10.3 Required Completion. Tenant shall complete the Leased Property by the date that is one hundred twenty (120) days following the Start Date (the "Required Completion Date"). Tenant hereby releases Landlord and its contractors from any claim whatsoever for damages against Landlord or its contractors for any delay in the date on which the Leased Property shall be ready for delivery to Tenant or for any delay in commencing or completing any of Landlord's Work.

      10.4 Failure to Open. The parties recognize that it would be extremely difficult or impossible to determine Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed on the Required Completion Date, including, but not limited to, damages from loss of rent from Tenant and other tenants, diminished leaseability, and/or mortgageability and damage to the economic value of the Resort. Accordingly, if Tenant fails to proceed diligently or to open for business fully fixtured, stocked and staffed on or before the Required Completion Date, or to otherwise perform any of its obligations to be performed prior to the Required Completion Date, such failure shall be a Tenant Event of Default and Landlord may, without notice or demand and in addition to the right to exercise any other remedies and rights herein or at law provided, collect rent from the Required Completion Date in an amount equal to the minimum rent and other additional rent and other amounts payable by Tenant hereunder, together with an amount equal to fifty percent (50%) of 1/365ths of the minimum rent for each day that Tenant has failed to open for business on and after the Required Completion Date. All remedies in this Lease or at law provided shall be cumulative and not exclusive and shall survive the Termination Date.

      10.5 Acceptance of Work. Tenant's taking possession of the Leased Property for the construction of Leased Property Improvements shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition. Tenant agrees that no representations respecting the condition of the Leased Property or the existence or non-existence of Hazardous Materials in, on or about the Leased Property, no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Leased Property before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

      10.6 Other Alterations. Tenant shall not make any other additions, alterations, improvements or changes ("Other Improvements") in or to the Leased Property without the prior written approval of Landlord. All Other Improvements shall be at the sole cost and expense of Tenant. All Other Improvements shall be made promptly and in good and workmanlike and lien-free manner and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Leased Property or Tenant's use thereof. Prior to the commencement of such work, Tenant shall give evidence to Landlord that appropriate insurance satisfactory to Landlord has been obtained for the protection of Landlord, Landlord Parties, the other Resort tenants and invitees from all Losses resulting from the making of such improvements. In addition, prior to the commencement of such work, Tenant, if required by Landlord, shall secure, at Tenant's expense, performance, labor and materials bonds satisfactory to Landlord for the full cost of such work. Landlord will direct electricians as to where and how telephone wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

      10.7 Liens. Tenant shall not create or permit to be created or to remain, and will discharge, any Encumbrance (apart from the Encumbrances granted pursuant to the provisions of this Lease) upon Fixtures located within the Leased Property or upon the Deposit and any attempt to do so by Tenant shall not be binding upon Landlord. Landlord shall have the unconditional right, and Tenant hereby grants, a security interest in all Fixtures (to the extent not prohibited by law) and the Deposit in the favor of the Landlord. Landlord shall have the right to record such security interest with all governmental authorities Landlord reasonably chooses and Tenant shall execute and deliver all such documents and do all such things reasonably required to facilitate all such recordations.

                                  SECTION 11

                              LANDLORD'S REPAIRS

      Landlord shall make all Landlord's Repairs. It is an express condition precedent to all obligations of Landlord to make any of Landlord's Repairs that Tenant shall have notified Landlord in writing and with reasonable advance notice of the need for such repairs or maintenance.

                                  SECTION 12

                       PARKING AND COMMON AREAS ACCESS

      12.1 Parking. Tenant Parties and customers shall have the non-exclusive license, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Area, including parking areas thereof and other public parking at the Resort, subject to such reasonable rules and regulations as Landlord may from time to time impose. Tenant shall (and shall cause the Tenant Parties and Tenant's customers to) abide by such rules and regulations. Landlord may at any time close any of the Common Areas or other portions of the Resort to make repairs or changes, to prevent the acquisition of public rights in such areas, or to discourage non-customer parking. Landlord may do such other acts in and to the Common Areas and other portions of the Resort as in its judgment may be desirable including, but not limited to, the conversion of portions thereof to other uses. Without limiting the generality of the foregoing, Landlord shall specifically have the right to remove, alter, improve or rebuild the lobby, facilities, apparatus, machinery, equipment and all public and rentable areas of the Resort, including, without limitation, all areas surrounding and abutting the Leased Property is located, as the same may from time to time be constituted, or any part or parts thereof and Landlord shall not be liable to Tenant for any Losses resulting from any work so done, and all claims against Landlord for all such liability being expressly released. Tenant shall not at any time interfere with the rights of Landlord, other owners of portions of the Resort, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitees to use any part of the parking lot or other common areas. All parking areas and common areas which Tenant may be permitted to use are to be used under a revocable license, and if any such license is revoked, or if the amount of such area is diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction.

                                   SECTION 13

                     INTELLECTUAL PROPERTY & ADVERTISEMENTS

                             Intentionally Omitted.

                                   SECTION 14

                                      TAXES

      14.1 Personal Property. Tenant shall be liable for and shall pay before delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes, fees, and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's property or any other personal property of whatsoever kind and to whomsoever belonging situate or installed in or upon the Leased Property whether or not affixed to the realty. If at any time during the Lease Term any such taxes on personal property are assessed as part of the tax on the real property of which the Leased Property is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof, as determined by Landlord.

      14.2 Real Property. Tenant's portion of real estate taxes and assessments are included as part of the Real Estate Impositions which are included within Common Area costs.

      14.3 Other Taxes. If at any time during the term of this Lease, under the laws of the United States, Nevada or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed by the United States, Nevada or said political subdivision against Landlord on account of any rent reserved under this Lease, the Leased Property, or any use thereof, all such tax or excise on rents or other taxes shall be paid by Tenant. Whenever Landlord shall receive any statement or bill for any such tax or shall otherwise be required to make any payment on account thereof, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

      14.4 Casino Entertainment Tax. Tenant agrees that it will collect any applicable Casino Entertainment Tax ("CET") associated with the sale of food, beverage or merchandise from the Leased Property and will pay the same to the taxing authority on a timely basis, or if not permitted to pay the same directly, shall remit the CET due to Landlord no later than the 10th day of the month following the month in which the taxable sales occurred. Tenant shall make all documents containing information relative to the computation of the CET available for inspection upon notice by representatives of Landlord and the Gaming Authorities. This obligation shall continue beyond the Termination Date. Tenant shall be liable for any and all CET, interest and penalties found to be payable in connection with the sale of food, beverage or merchandise from the Leased Property as a result of understated taxable revenues, insufficiency of records or, if Tenant is permitted to pay the CET directly to the taxing authority, untimely payment of the CET. If Tenant is not permitted to pay the CET directly to the taxing authority, then, if Tenant has timely remitted the payment to Landlord as required in this Section 14.4, Tenant shall not be liable for the untimely payment of the CET to the taxing authority.

                                  SECTION 15

                UTILITIES/LEASED PROPERTY MAINTENANCE SERVICES

      15.1 Utilities. Landlord shall be solely responsible for payment or reimbursement to the appropriate utility or private party of all utilities and services provided to the Leased Property, including without limitation, gas, heat, electricity, other power, air conditioning, telephone service, grease trap cleaning, flora maintenance and preservation, oven and stove exhaust cleaning and air filter replacement services, premises cleaning service, interior window washing services, garbage disposal, and sewerage services. Landlord shall also be responsible for and pay all connection or service fees in connection with such utilities. The nature and capacity of all utilities shall be established as part of the Leased Property Improvements and no other utilities will be provided to Tenant. All costs of providing meters or submeters shall be paid by Landlord.

      15.2 Landlord Services. Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility except as provided in this Section and Section 11. Landlord reserves the right to stop any service when Landlord deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or improvements or otherwise. Landlord shall not be liable under any circumstances for loss or injury however occurring, through or in connection with or incident to any stoppage of such services. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs when prevented from doing so by any cause beyond Landlord's control. Landlord shall not be obligated to inspect the Leased Property and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing by Tenant. In the event that Landlord shall fail to commence such repairs or maintenance within twenty (20) days after said notice, Tenant's sole right and remedy for such failure shall be, after further notice to Landlord, to make such repairs or perform such maintenance and to deduct the cost and expenses thereof from the rent payable hereunder; provided, however, that the amount of such deduction not exceed the reasonable value of such repairs or maintenance; and provided, further, if such repairs or maintenance are needed because of act of omission of Tenant, its agents, servants, employees, customers, invitees or licensees, the cost thereof shall be paid by Tenant.

                                  SECTION 16
                                  INSURANCE

      16.1 Tenant's Insurance. Tenant shall, at all times during the Lease Term, at its sole cost and expense, procure and maintain in full force and effect:

            (i) Commercial General Liability Insurance (including premises liability, productions/completed operations, personal injury, libel and slander, and contractual indemnity coverages) issued by an insurance carrier approved by Landlord in a combined single limit policy in an amount not less than Ten Million Dollars ($10,000,000.00) for each occurrence for bodily injury and property damage. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and loss of or damage to property contained in Section 20.1. Such limits shall apply solely to the Leased Property, the advertising, promotion and publicity thereof and Tenant's obligations under this Lease. Tenant shall submit all proposed deductibles or self-insured retentions to Landlord for Landlord's prior approval in writing. Landlord and Landlord's Affiliates as designated by Landlord shall be named as an additional insured (and at Landlord's option, any other persons, firms or corporations designated by Landlord shall be additionally named insureds) under each such policy of insurance which shall provide that Landlord (or other designated parties), although named as an insured, shall nevertheless be entitled to recovery thereunder for any Losses suffered by Landlord Parties by reason of Tenant's negligence.

            (ii) Commercial Automobile Liability insurance insuring against damage due to bodily injury or death of any person, or property damage arising out of the ownership, maintenance, or use of any motor vehicles whether owned, non-owned, hired, or leased. Tenant shall maintain limits of not less than One Million Dollars ($1,000,000.00) combined single limit per accident for bodily injury and property damage. Tenant shall submit all proposed deductibles or self-insured retentions to Landlord for Landlord's prior approval in writing.

      16.2 Tenant's Property Insurance. Tenant at all times during the term hereof, at its sole cost and expense, shall maintain in full force and effect a policy or policies of Special Form "All Risk" property insurance covering Tenant's property, products, equipment and merchandise in, upon, or about the Leased Property in an amount equal to one hundred percent (100%) of the current replacement cost of the property required to be insured. Landlord shall be the named loss payee under each such policy.

      16.3 Business Interruption. Tenant shall, at all times during the Lease Term, at its sole cost and expense, procure and maintain in full force and effect a policy of business interruption insurance in an amount not less than six (6) times the monthly rent then due hereunder.

      16.4 Worker's Compensation. Tenant shall, at all times during the Lease Term, maintain and pay all sums to the State Industrial Insurance System in order to be in compliance with their worker's compensation requirements or maintain adequate worker's compensation insurance in the event of that Tenant is permitted to be self-insured, together with Employer's Liability (Nevada Stop
Gap) in an amount not less than One Million Dollars ($1,000,000.00) for each injury, accident or illness. If self-insured, Tenant shall submit at least fourteen (14) days prior to the Commencement Date and annually during the Lease Term thereafter a certificate of compliance to Landlord confirming that Tenant has fulfilled its self-insurance requirements.

      16.5 Policy Requirements. All policies required hereunder shall be with companies licensed to do business in Nevada and with a General Policyholder's Rating of A- or better and a financial rating of VIII or better in the most recent edition of Best's Insurance Guide (or similar rating service if such guide is no longer published). A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant hereunder together with a copy of each such policy and evidence of payment of all premiums shall be delivered to Landlord and at least fourteen (14) days prior to occupancy of the Leased Property and thereafter, as to policy renewals, within thirty (30) days prior to the expiration of the terms of each such policy. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall be from an insurer and in form and substance satisfactory to Landlord and shall expressly evidence insurance coverage as required by this Lease and shall contain an endorsement or provision requiring not less than thirty (30) days written notice to Landlord and all other named assureds prior to the cancellation, diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question. Tenant shall ensure that any and all deductibles, self-insured retentions, policy exclusions and/or limiting conditions are fully disclosed to Landlord in writing on such certificates at the time of such delivery and each deductible, self-insured retention, exclusion and/or limiting condition shall be subject to Landlord's prior approval. In addition to the foregoing certificates, Tenant shall at all times during the term hereof furnish Landlord with a current certificate of worker's compensation coverage.

      16.6 Hazardous Activities. Tenant shall not use or occupy, or permit the Leased Property to be used or occupied, in a manner which will increase the rates of fire or any other insurance for the Leased Property or the Resort. Tenant shall also not use or occupy, or permit the Leased

Property to be used or occupied, in a manner which will make void or voidable any insurance then in force with respect thereto or the Resort, or which will make it impossible to obtain fire or other insurance with respect thereto, or the Resort. If by reason of the failure of Tenant to comply with the provisions of this Section, the fire or any other insurance rates for the Leased Property or the Resort or be higher than they otherwise would be, Tenant shall reimburse Landlord, as additional rent, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant.

      16.7 Waiver of Subrogation. Each Party hereby waives subrogation and any and all rights of recovery from the other, its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in their insurance actually carried or required to be carried pursuant to this Lease and to the extent of such insurance coverage or required coverage, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof to the extent of such insurance coverage or required coverage.

      16.8 Coverage. All policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry. Any other provision contained in this Section 16 or elsewhere in this Lease notwithstanding, the amounts of all insurance required hereunder to be paid by Tenant shall be not less than an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant's liability under Section 18.1 hereof and such limits shall be subject to increase at any time and from time to time during the Lease Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for its adequate protection; provided, however, Landlord may not exercise its rights under this sentence more frequently than one time in any calendar year. If Tenant does not maintain the required insurance during the Lease Term, Landlord may treat such failure, without limiting Landlord's rights or remedies, as a material breach by Tenant, and/or Landlord may obtain insurance to insure Tenant (provided this shall be at Landlord's election, without according Tenant any cure period for such breach) according to Landlord's standard insurance requirements (it being agreed without limiting Tenant's liability for such failure, that Tenant shall also be liable to Landlord for all costs and premium expenses incurred by Landlord for such coverage, if any).

                                  SECTION 17
                                    LIENS

      Tenant shall at all times indemnify, save and hold Landlord, the Leased Property and the leasehold created by this Lease free, clear and harmless from any and all Encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant, or out of any work performed, material furnished, or obligations incurred by Tenant in, upon or otherwise in connection with the Leased Property. Tenant shall give Landlord written notice at least ten (10) business days prior to the commencement of any such work on the Leased Property to afford Landlord the opportunity of filing appropriate notices of nonresponsibility. Tenant shall, at its sole cost and expense, within fifteen (15) days after filing of any lien of record, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and release in the event Tenant fails or refuses to do the same within said fifteen
(15) day period.

                                  SECTION 18
                               INDEMNIFICATION

      18.1 Tenant Indemnification. Tenant shall indemnify, save and hold Landlord Parties, the Leased Property, the Resort and the leasehold estate created by this Lease free, clear and harmless from any and all Losses of any kind whatsoever in connection with, arising out of, or by reason of any act, omission, negligence, misrepresentation or breach of warranty (including without limitation a breach of representation or warranty made pursuant to Section 29) by or of

Tenant's Parties while in, upon, about or in any way connected with the Leased Property or the Resort, the use by Tenant of the Service Marks or any other intellectual property or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any Person or property whatsoever, occurring in, upon, about or in any way connected with the Leased Property or any portion thereof, all of the foregoing, whether prior to, during or after the Term and other than as a direct and entire result of the negligence of Landlord. The foregoing obligation to indemnify shall include, but is not limited to, Landlord's Losses from the first notice that any claim or demand is to be made or may be made. If, by reason of any act or omission of Tenant, Landlord is made a party defendant in any legal proceeding concerning this Lease or the Leased Property, then Tenant shall indemnify and hold Landlord harmless from all Losses Landlord may incur by reason thereof.

      18.2 Hazardous Material. Without limiting the foregoing, if any Hazardous Substance contamination of the Leased Property occurs as a result of any act or omission of Tenant Parties, then Tenant shall indemnify, defend and hold Landlord Parties harmless from any and all Losses suffered or incurred by the Landlord Parties, or any of them, which arise during or after the Term as a result of such contamination.

      18.3 Limitations on Liability. Landlord shall not be liable to Tenant or to any other Person whatsoever for any Losses occasioned by falling plaster, electricity, plumbing, gas, water, steam, sprinkler or other pipe and sewage system, by the bursting, running or leaking of any tank, washstand, closet, waste or other pipes, or by water being upon or coming through the roof, skylight, vent, trap door or otherwise for any reason whatsoever or for any damage arising from any acts or neglect of cotenants or occupants of the Resort or of adjacent property or of the public, including, but not limited to, breach of any lease or rules and regulations, nor shall Landlord be liable in damages or otherwise for any failure to furnish, or interruption of, service of any utility.

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


                                  SECTION 19
                                SUBORDINATION

      19.1 Subordination of Tenant's Interests. Tenant agrees that this Lease and Tenant's interest in the Leased Property is secondary, junior and inferior to the lien of any mortgage, deed of trust (including, but not limited to, sale-lease back transactions), together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Leased Property, or any portion thereof, or any property of which the Leased Property is a part (hereinafter, a "Mortgage"). Notwithstanding the foregoing, upon request by Landlord, Tenant shall execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be required to effectuate such subordination, and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such documents to be executed by it, within ten (10) days of Landlord's request to do so, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant.

      19.2 Priority. In the event that the mortgagee or beneficiary of any Mortgage elects to have this Lease a prior lien to its Mortgage, then and in such event, upon such mortgagee's, beneficiary's, or ground lessor's giving written notice to Tenant to that effect, this Lease shall be deemed prior in lien to such Mortgage, whether this Lease is dated prior to or subsequent to the date of recordation of such Mortgage.

      19.3 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of the Leased Property or in the event of exercise of the power of sale under any Mortgage covering the Leased Property, or termination of any ground lease, attorn to the purchaser upon any such foreclosure or sale, and recognize such purchaser as the Landlord under this Lease.

                                  SECTION 20

                          ASSIGNMENT AND SUBLETTING

      20.1 Prohibition. The economic provisions and rental rates set forth in this Lease were negotiated by Landlord in consideration of , and would not have been granted by Landlord but for, the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this Section 20 which define and limit the transferability of such leasehold interest. The leasehold estate granted to Tenant hereunder is not a transferable interest in property, and Landlord hereby reserves the right to receive any increased rental value of the Leased Property during the Term hereof as the same may be realized by any transfer of said estate, except to the extent Tenant is specifically granted the right to transfer all or part of its leasehold and to retain all or part of the increased rental value thereof pursuant to the provisions of this Section 20. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein (collectively "Assignment"), or sublet the Leased Property or any portion thereof, or license the use of all or any portion of the Leased Property (collectively "Sublease"), without the prior written consent of Landlord in each instance, which consent may be withheld or granted in the sole, exclusive and absolute judgment of Landlord. If Tenant is a corporation, limited liability company or a partnership, the issuance of any additional stock or equity interests and/or the transfer, assignment or hypothecation of any stock or interest in such corporation, limited liability company or partnership in the aggregate in excess of twenty-five percent (25%) of such interests, as the same may be constituted as of the date of this Lease, whether directly or indirectly, shall be deemed an Assignment within the meaning of this Section 20.

      20.2 No Release of Tenant. In the absence of an express agreement in writing to the contrary, executed by Landlord, no consent to any Assignment or Sublease by Tenant shall act as a release of Tenant from any of the terms, covenants and conditions of this Lease on the part of Tenant to be kept and performed, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease which is not in compliance with this Section 20 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

      20.3 Assumption of Lease. Each assignee, sublessee, mortgagee, pledgee, or other transferee, other than Landlord, shall assume and be deemed to have assumed all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of all rents due hereunder, and for the due performance during the term of this Lease of all the covenants and conditions herein set forth by Tenant to be kept and performed. No assignment or transfer shall be effective or binding on Landlord unless said assignee or transferee shall, concurrently, deliver to Landlord a recordable instrument which contains a covenant of assumption by said assignee or transferee; provided that a failure or refusal to so execute said instrument shall not release or discharge the assignee or transferee from its liability aforesaid.

      20.4 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all existing subleases or subtenancies, or operate as an assignment to the Landlord of any and all such subleases or subtenancies.

                                  SECTION 21

                             INSOLVENCY AND DEATH

      21.1 No Transfer. It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other person whomsoever without the express written consent of Landlord first had and obtained therefor.

      21.2 Bankruptcy. Landlord and Tenant hereby acknowledge and recognize that
Section 365 of Title 11 of the United States Code (the "Bankruptcy Code") provides that a debtor-in-possession or a trustee, with court approval, may assume or reject an unexpired lease, and that in a case under Chapter 11 of the Bankruptcy Code may order the trustee or debtor-in-possession to determine within a specified period of time whether to assume or reject such unexpired lease. Because of the fact that time is of the essence to this Lease, Tenant expressly covenants, agrees and bargains to file or cause to be filed a motion either to assume or reject this Lease within forty-five (45) days of the filing of a voluntary petition under the Bankruptcy Code or the entry of an order for relief in the event of the filing of an involuntary petition. Landlord and Tenant further recognize that Section 365 of the Bankruptcy Code provides for the assumption and assignment, subject to court approval, of unexpired leases. Court approval of such assumption and assignment may be pre-conditioned upon, among other things, the provision of adequate assurance of future performance. In view of the foregoing, Landlord and Tenant agree that the following, and each of them, specifically and without limiting Tenant's obligations to continue to perform all of the terms of this Lease, are conditions and covenants the fulfillment of which are necessary to provide Landlord with adequate assurance of future performance:

            (a) the assumption and assignment of this Lease will not breach any provision, such as a radius, location or use provision, in any other lease, financing agreement or other agreement relating to, arising out of or intrinsic to the Resort;

            (b) the proposed assignee will not use the Leased Property in violation of the terms of this Lease;

            (c) the proposed assignee will, in Landlord's reasonable opinion, be a suitable tenant for the Resort;

            (d) the proposed assignee will have adequate financial resources to pay all rent and other consideration due under the provisions of this Lease and in order to assume all other obligations of Tenant under this Lease.

                                  SECTION 22
                                 CONDEMNATION

      22.1 Award. Should the whole or any part of the Leased Property be condemned or taken by a competent authority for any public or quasi-public purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives any and all interest therein.

      22.2 Taking. If the whole of the Leased Property shall be so condemned and taken, then this Lease shall terminate upon such taking. If greater than one-third (1/3) of the floor space of the Leased Property is condemned or taken or if by reason of any condemnation or taking the remainder of the Leased Property will not be reasonably adequate for the operation of the Business after Landlord completes such repairs or alterations as Landlord elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within thirty (30) days after such taking. If by such condemnation and taking one-third (1/3) or less of the Leased Property has been taken and the remainder is one undivided parcel, or if a part only of the Leased Property is taken and the remaining part thereof is suitable for the purposes for which Tenant has leased said premises, this Lease shall continue in full force and effect, but the minimum rent shall be reduced in an amount equal to that proportion of the minimum rent which the floor space of the portion taken bears to the total floor space of the Leased Property. In the event a partial taking does not terminate this Lease, Tenant, at Tenant's expense, shall make repairs and restorations to the remaining premises and shall also repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment and if Tenant has closed shall promptly reopen for business. If any part of the Resort other than the Leased Property shall be so taken or appropriated, Landlord shall have the right, at its option to terminate this Lease by notifying Tenant within six (6) months of such taking.

      22.3 Deed-in-Lieu. For the purposes hereof, a deed in lieu of condemnation shall be deemed a taking.

                                  SECTION 23

                           DESTRUCTION OF PREMISES

            23.1 Termination by Landlord. In the case of total destruction of the Leased Property, or any portion thereof substantially interfering with Tenant's use of the Leased Property, whether by fire or other casualty, not caused by the fault or negligence of Tenant, Tenant Parties, its customers or business invitees, this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within ninety (90) days of such destruction of Landlord's election to repair said damage, and if Landlord proceeds to and does repair such damage with reasonable dispatch, this Lease shall not terminate, but shall continue in full force and effect. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials or services, acts of God and other causes beyond Landlord's control. If this Lease is terminated pursuant to this Section 23.1 and if Tenant is not in default hereunder, rent shall be prorated as of the date of termination, any security deposited with

Landlord shall be returned to Tenant, and all rights and obligations hereunder shall cease and terminate.

      23.2 Damage by Tenant. Notwithstanding the foregoing provisions of Section 23.1, in the event the Leased Property, or any portion thereof, shall be damaged by fire or other casualty due to the fault or negligence of Tenant, Tenant Parties, its customers or business invitees, then, without prejudice to any other rights and remedies of Landlord, this Lease shall not terminate, the damage shall be repaired by Tenant, and there shall be no apportionment or abatement of any rent.

      23.3 Damage to Resort. In the event of any damage not limited to, or not including, the Leased Property, such that the Resort is damaged to the extent of ten (10%) percent or more of the cost of replacement, Landlord may elect to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the occurrence of the event causing the damage.

      23.4 Repair Obligations. The provisions of this Section 23 with respect to repair by Landlord shall be limited to such repair as is necessary to place the Leased Property in the condition specified for Landlord's Work and when placed in such condition the Leased Property shall be deemed restored and rendered tenantable promptly following which time Tenant, at Tenant's expense shall perform Tenant's work required by Exhibit E and Tenant shall also repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

      23.5 Insurance Proceeds. All insurance proceeds payable under any fire, and/or rental insurance shall be payable solely to Landlord and Tenant shall have no interest therein. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 23, neither the rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Leased Property or any portion thereof by any cause whatsoever.

                                  SECTION 24

                         RECORDS AND BOOKS OF ACCOUNT
                            Intentionally Omitted.

                                  SECTION 25

                               RIGHT OF ACCESS

      25.1 Right of Access. Subject to the terms of Section 6 hereof, Landlord and its authorized agents and representatives shall be entitled to enter the Leased Property at any reasonable time for the purpose of observing, posting or keeping posted thereon notices provided for herein, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Leased Property; for the purpose of inspecting the Leased Property or any portion thereof; and for the purpose of making repairs to the Leased Property or any other portion of the Resort and performing any work therein or thereon which Landlord may elect or be required to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or any applicable standards that may, from time to time, be established by the Insurance Services Office, the National Board of Fire Underwriters, or any similar body, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Leased Property or any other portion of the Resort or for any other lawful purpose. Landlord shall have the right to use any means which Landlord may deem proper to open all doors in the Leased Property in an emergency. Entry into the Leased Property obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Leased Property, or an eviction of Tenant from the Leased Property or any portion thereof. Nothing contained herein shall impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same.

      25.2 Inconvenience to Tenant. Landlord may, during the progress of any work on the Leased Property, keep and store upon the Leased Property all necessary materials, tools and equipment and may erect scaffolding and other similar structures. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or quiet enjoyment, or other damage or loss to Tenant by reason of making any such repairs or performing any such work upon the Leased Property, or on account of bringing materials, supplies and equipment into, upon or through the Leased Property during the course thereof or erecting such structures, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord shall, however, in connection with the performance of such work, cause as little inconvenience, disturbance or other damage or loss to Tenant as may be reasonably possible under the circumstances.

                                  SECTION 26

                           EXPENDITURES BY LANDLORD

      Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant. In such event, the amount thereof with interest thereon at the Default Interest Rate shall constitute and be collectable as additional rent on demand.

                                  SECTION 27

                            ESTOPPEL CERTIFICATES

      Tenant agrees that within ten (10) days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord and/or Landlord's designee a recordable certificate stating that this Lease is unmodified and in full force and effect, such defenses or offsets as are claimed by Tenant, if any, the date to which all rentals have been paid, and such other information concerning the Lease, the Leased Property and Tenant as Landlord or said designee may request.

                                  SECTION 28

                            DELIVERY OF DOCUMENTS

      As a continuing condition precedent to any obligation of Landlord in this Lease, Tenant must and shall deliver to Landlord, prior to the Commencement Date or as otherwise set forth below, all of the following documents:

            (a) A memorandum confirming the Commencement Date in form and substance satisfactory to Landlord;

            (b) Certified copies of filings with the Secretary of State authorizing Tenant to do business in the State of Nevada;

            (c) Certified copies of certificates of good standing of the Tenant issued in the same month as the Commencement Date by the Secretaries of State of Nevada and the State of Tenant's organization; if other than Nevada;

            (d) an incumbency and specimen signature certificate with respect to the officers of the Tenant executing this Lease and any document delivered by the Tenant as required by this Lease;

            (e)   Certified copies of the insurance certificates described in
                  Section 16.5; and

            (f) a Certified copy of Tenant's written policies required pursuant to Section 9.3.

                                  SECTION 29

                        REPRESENTATIONS AND WARRANTIES
                            Intentionally Omitted.

                                  SECTION 30
                                   DEFAULT

      30.1 Events of Default. Tenant's compliance with each and every covenant and obligation hereof on its part to be performed hereunder is a condition precedent to each and every covenant and obligation of Landlord herein. Each of the following shall be considered an Event of Default and shall give rise to and entitle Landlord to the remedies provided for in Section 30.2, as well as any and all other remedies, whether at law or in equity, provided for or otherwise available to Landlord or as otherwise provided for in this Lease:

            (a) Tenant shall default in the payment of any sum of money required to be paid hereunder and such default continues for five (5) days after written notice thereof from Landlord to Tenant; or

            (b) Tenant shall default in the performance of any other term, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for twenty
                  (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said twenty (20) day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said twenty (20) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence, and in any event, within forty (40) days from the date of giving of such notice; or (c) Tenant should vacate or abandon the Leased Property during the term of this Lease; or

            (d) Tenant should default under any other agreement with, or for the benefit of, Landlord; or

            (e) There is commenced any case in bankruptcy against the original named Tenant, any assignee or subtenant of the original named Tenant, any then occupant of the Leased Property or any guarantor of all or any of Tenant's obligations hereunder (collectively "Key Persons") or an order for relief is entered with respect to any Key Person or there is appointed a receiver or trustee to take possession of any of the assets of any Key Person or the Leased Property or any Key Person applies for or consents to such appointment, or there is a general assignment by any Key Person for the benefit of creditors, or any action is taken by or against any Key Person under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect or any property of any Key Person is taken or seized under levy of execution or attachment, or any Key Person admits in writing its inability to pay its debts as they mature.

All cure periods provided herein shall run concurrently with any periods provided by law.

      30.2 Remedies. In the event of default as designated in this Section 30 or elsewhere herein, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

            (a) The right to declare the term of this Lease ended and to re-enter the Leased Property and take possession thereof, and to terminate all of the rights of Tenant in and to the Leased Property;

            (b) The right, without declaring the term of this Leased ended, to reenter the Leased Property and to occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Leased Property, including costs, expenses, attorneys' fees, and expenditures placing the same in good order and condition, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or in connection with reletting the Leased Property. Any such reletting as provided for herein may be for the remainder of the term of this Lease or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in Landlord's own name or in the name of Tenant, or assume Tenant's interest in and to any existing subleases to any tenant of the Leased Property, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, licensees or concessionaires on the Leased Property. In any case, and whether or not the Leased Property or any part thereof be relet, Tenant, until the end of what would have been the term of this Lease in the absence of such default and whether or not the Leased Property or any part thereof shall have been relet, shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the amount due as rent hereunder, less the net proceeds for said month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this paragraph, after deducting from said proceeds all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full). Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term hereof for a final determination of Tenant's account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Section 30. In no event shall Tenant be entitled to any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder; or

            (c) The right, even though it may have relet all or any portion of the Leased Property in accordance with the provisions of subparagraph (b) of this Section 30.2, to thereafter at any time elect to terminate this Lease for such previous default on the part of Tenant, and to terminate all of the rights of Tenant in and to the Leased Property.

      30.3 Removal of Tenant. Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Leased Property and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other sum of money thereafter to accrue hereunder, or Tenant's liability for damages under any of the provisions hereof, by any such reentry, or by any action in unlawful detainer or otherwise to obtain possession of the Leased Property, unless Landlord shall have specifically, with reference to this
Section 30.3, notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by

Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability of Tenant hereunder to Landlord.

      30.4 Attorney's Fees. In any action brought by Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether such action is prosecuted to judgment or not. If Landlord shall engage the services of an attorney for the purpose of collecting any rental due from Tenant, having first given Tenant five (5) days' notice of its intention so to do, Tenant shall pay the reasonable fees of such attorney for his services regardless of the fact that no legal proceeding or action may have been filed or commenced. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of landlord and tenant, Tenant's use of occupancy of the Leased Property, and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of any rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by Tenant. The parties hereto covenant and agree that Landlord shall have no duty to mitigate damages arising in any way out of Tenant's failure to comply with any term, condition or covenant of this Lease.

      30.5 Waiver. The waiver by Landlord of any default or breach of any of the terms, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent or any other payment hereunder by Tenant to Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental or other payment or portion thereof so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental or other payment. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and a satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's rights to recover the balance of such rent or pursue any other remedy in or under this Lease. The consent by Landlord to any matter or event requiring Landlord's consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event. This Section 30.5 may not be waived. Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it caused by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damage to persons or property occurring prior to a termination of this Lease.

                                  SECTION 31

                               QUIET POSSESSION

      Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Leased Property during the term of this Lease without any disturbance from Landlord or from any other person claiming through Landlord.

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                                  SECTION 32

                               SALE BY LANDLORD

      32.1 Landlord's Transfer. It is agreed that Landlord may at any time assign or transfer its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell or transfer its interest in the fee of the Leased Property, or its interest in and to the whole or any portion of the Leased Property, without notice or obtaining any approval from Tenant.

      32.2 Attornment. Tenant hereby agrees to attorn to the assignee, transferee, or purchaser of Landlord under any provision of this Section 32.2 from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made, in the first instance, by and between Tenant and such assignee, transferee or purchaser.

      32.3 Release of Landlord. In the event of any sale, transfer or exchange of the Leased Property by Landlord, Landlord shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission relating to the Leased Property occurring after consummation of such sale or exchange. In the event of sale or transfer of the Resort or of any portion thereof containing the Leased Property, if Landlord transfers the Deposit to the vendee or transferee for the benefit of Tenant, or if such vendee or transferee assumes all liability with respect to such the Deposit, Landlord shall be considered released by Tenant from all liability for the return of such Deposit, and Tenant agrees to look solely to the new landlord for the return of the Deposit, and it is agreed that this Section 32 shall apply to every transfer or assignment to a new landlord.

                                  SECTION 33

                             DEFAULT BY LANDLORD

      In the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give

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written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice provided for by this Section 33 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty
(30) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

                                  SECTION 34

                                FORCE MAJEURE

      Whenever a day is appointed herein on which, or a period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any rent or charge required of Tenant hereunder. Tenant agrees that a recognitional or informational picket line shall not be deemed a force majeure event.

                                  SECTION 35

                                NO PARTNERSHIP

      Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint

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venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                                  SECTION 36

                              SERVICE OF NOTICES

      36.1 Method. Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or if delivered by a nationally recognized next day delivery courier service. If such notice or demand be served by registered or certified mail or by courier service in the manner provided, service shall be conclusively deemed given the first Business Day delivery is attempted or upon receipt, whichever is sooner.

      36.2 Addresses. Any notice or demand to Landlord shall be addressed to Landlord at
                  3355 Las Vegas Boulevard South
                  Room 1C
                  Las Vegas, Nevada 89109
                  Attn: General Counsel

Any notice or demand to Tenant shall be addressed to Tenant at
                  3355 Las Vegas Boulevard South
                  Room 1G
                  Las Vegas, Nevada  89109
                  Attn:  General Counsel

      36.3 Change of Address. Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner

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aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

                                  SECTION 37

                             REMEDIES CUMULATIVE

      The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

                                  SECTION 38

                            SUCCESSORS AND ASSIGNS

      The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns (where assignment is permitted) of Landlord and Tenant, respectively.

                                  SECTION 39

                              PARTIAL INVALIDITY

      If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                                  SECTION 40

                             TIME OF THE ESSENCE

     Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

                                  SECTION 41

                               ENTIRE AGREEMENT

      This Lease contains the entire agreement between the parties and cannot be changed or terminated orally.

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                                  SECTION 42
                                   BROKERS

      Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

                                  SECTION 43

                                NO MEMORANDUM

      Neither this Lease nor a memorandum of lease shall be recorded without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

                                  SECTION 44
                                MISCELLANEOUS

      44.1 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

      44.2 Interpretation. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein which the context requires such substitution or substitutions.

      44.3 Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease.

      44.4 Covenant. Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

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      44.5 Joint Liability. In the event Tenant now or hereafter shall consist of more than one person, firm or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as Tenant hereunder.

      44.6 Submission. The submission of this Lease for examination and/or execution hereof by Tenant does not constitute a reservation of or option for the Leased Property and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

      44.7 Notice of Liens. Should any claim or lien be filed against the Leased Property, or any action or proceeding be instituted affecting the title to the Leased Property, Tenant shall give Landlord written notice thereof as soon as Tenant obtains actual or constructive knowledge thereof.

      44.8 Drafting. This Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of its language.

      44.9 Effectiveness. Notwithstanding any other provision of this Lease, in the event the term of this Lease shall not have commenced within twenty-one (21) years from the date of execution hereof, this Lease shall become null and void and Landlord and Tenant shall thereupon be released from any and all obligations with respect thereto.

      44.10 Consents. Tenant shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in processing, documenting or administering any request of Tenant for Landlord's consent required pursuant to this Lease.

      44.11 Other Tenants. Landlord reserves the absolute right to effect such other tenancies in the Resort as Landlord, in the exercise of its own business judgment, shall determine. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the term of this Lease or any extension thereof, occupy any space in the Resort. There are no other representations or warranties between the parties hereto, and all reliance with respect to representations is solely on such representations and agreements as are contained in this Lease.

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                                  SECTION 45

                              DISPUTE RESOLUTION

      If any controversy or claim between the Parties, other than Landlord's claim of unlawful detainer or a proceeding for summary eviction for failure to pay minimum rent, arises out of this lease, and the Parties are unable to agree by direct negotiations, the Parties shall promptly mediate any such disagreement or dispute under the Commercial Mediation Rules of the American Arbitration Association. If the Parties are unable to resolve such disagreement or dispute through mediation, then such disagreement or dispute (excluding an action by Landlord in unlawful detainer or summary proceeding, as provided above) shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association.

      The arbitrators shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association. As soon as the panel has been convened, a hearing date shall be set within twenty-one (21) days thereafter. Written submittals shall be presented and exchanged by both Parties ten (10) days before the hearing date, including reports prepared by experts upon whom either party intends to rely. At such time the Parties will also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. Each of the Parties shall also make its respective experts available for deposition by the other party prior to the hearing date. The hearings shall be concluded no later than five (5) days after the initial hearing date. The arbitrators shall make their award within ten (10) business days after the conclusion of the hearing. In the event of a three-member panel, the decision in which two (2) of the members of the arbitration panel concur shall be the award of the arbitrators.

      Except as otherwise specified herein, there shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators, who shall authorize only such discovery as is shown to be absolutely necessary to insure a fair hearing and no such discovery or motions permitted by the arbitrators

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


shall in any way conflict with the time limits contained herein. The arbitrators shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the Parties to submit some or all of their presentation as the arbitrators may deem appropriate. It is the intention of the Parties to limit live testimony and cross-examination to the extent absolutely necessary to insure a fair hearing to the Parties on the significant matters submitted to arbitration. The Parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

      The arbitrators shall have the discretion to award the costs of arbitration, arbitrators' fees and the respective attorneys' fees of each party between the Parties as they see fit.

      Judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      Notwithstanding the Parties' agreement to mediate or arbitrate their disputes as provided herein, any party may seek emergency relief in a court of law without waiving the right to arbitrate.

      The arbitrators shall make their award in accordance with applicable law and based on the evidence presented by the Parties, and at the request of either party at the start of the arbitration, shall include in their award findings of fact and conclusions of law supporting the award.

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      Nothing contained herein is intended to, nor shall, limit Landlord's right to pursue any action in unlawful detainer in the case of an Event of Default by Tenant.

      IN WITNESS WHEREOF, the Parties have executed this Lease the day and year first above written.

LAS VEGAS SANDS, INC.                     VENETIAN CASINO RESORT, LLC

By: /s/ William P. Weidner                By    Las Vegas Sands, Inc., a Nevada
    -------------------------                   corporation, managing member

Title: President                          By: /s/ William P. Weidner
       ----------------------                 ----------------------------------
                                          Title: President
                                                 -------------------------------
            "Tenant"                                  "Landlord"

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